UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 8, 2021
Date of Report (date of earliest event reported)

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OpGen, Inc.

(Exact name of Registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	001-37367 (Commission File Number)	06-1614015 (I.R.S. Employer Identification Number)

9717 Key West Ave, Suite 100
Rockville, MD 20850
(Address of principal executive offices)(Zip code)

(240) 813-1260
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OPGN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07   —   Submission of Matters to a Vote of Security Holders.

On December 8, 2021, OpGen, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). The Company’s stockholders voted on the proposals listed below, each of which was described in the Company’s proxy statement for the Special Meeting dated October 29, 2021 (the “Proxy Statement”). At the Special Meeting, a total of 17,520,423 shares of common stock, par value $0.01 per share, out of a total of 38,950,250 shares of common stock issued and outstanding and entitled to vote, and a total of 150,000 shares of the Company’s Series B Convertible Preferred Stock (the “Preferred Stock”), representing all of the issued and outstanding shares of Preferred Stock entitled to vote at the Special Meeting, each as of October 19, 2021, the record date for the Special Meeting, were represented in person or by proxy at the Special Meeting. As previously described in the Proxy Statement, each share of Preferred Stock entitled the holder to 30,000 votes on each of Proposal 1 and Proposal 2 at the Special Meeting; provided, that, with respect to Proposal 2, such votes were required to be counted by the Company in the same proportion as the aggregate shares of common stock were voted on such proposal.

The following is a summary of the voting results for the proposals voted upon at the Special Meeting:

1.                   Proposal 1 – Proposed Amendment to Reduce the Stockholder Vote for Amendments to the Charter. At the Special Meeting, the Company’s stockholders voted upon and approved the amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”), to reduce the stockholder approval requirement for changes to the Charter to a majority of the outstanding shares entitled to vote. The votes cast on this proposal were as follows:

4,505,398,716 votes	FOR the proposal
2,019,943 votes	AGAINST the proposal
154,047 votes	ABSTAIN
9,947,717 votes	Broker Non-Votes

2.                   Proposal 2 – Proposed Amendment to the Charter to Increase the Authorized Shares. At the Special Meeting, the Company’s stockholders voted upon and approved the amendment to the Charter to increase the authorized number of shares of capital stock from 60,000,000 to 110,000,000 shares, and the authorized number of shares of common stock from 50,000,000 to 100,000,000 shares. Of the shares of common stock voted on this proposal, approximately 79.8% voted in favor. Accordingly, approximately 79.8% of the votes represented by the shares of Preferred Stock were counted in favor of the proposal. The votes cast on this proposal were as follows:

3,603,400,209 votes	FOR the proposal
854,172,830 votes	AGAINST the proposal
59,902,382 votes	ABSTAIN
2 votes	Broker Non-Votes

3.                   Proposal 3 – Adjournment. At the Special Meeting, the Company’s stockholders voted upon and approved of an adjournment of the Special Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, Proposal 2. Although the proposal was rendered moot because Proposal 2 was approved, the votes cast on this proposal were as follows:

13,823,223 votes	FOR the proposal
3,449,792 votes	AGAINST the proposal
247,407 votes	ABSTAIN
2 votes	Broker Non-Votes

Item 8.01   —   Other Events.

On December 8, 2021, the Company issued a press release announcing the results of the Special Meeting. A copy of such press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 —   Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated December 8, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 8, 2021	OpGen, Inc.

	By:	/s/ Oliver Schacht PhD
		Name:	Oliver Schacht PhD
		Title:	Chief Executive Officer